UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2008

ImageWare Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10883 Thornmint Road, San Diego, CA	92127
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (858) 673-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The registrant hereby incorporates by reference the disclosure made in Item 5.02 below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers’ Compensatory Arrangements of Certain Officers

On September 27, 2008,  acting on the recommendation of the Compensation Committee of the Board of Directors (the “Committee”) of ImageWare Systems, Inc. (the “Company”) the Board of Directors approved certain amendments to the Employment Agreements by and between the Company and S. James Miller, Jr., Chairman of the Board and Chief Executive Officer, and Wayne Wetherell, Senior Vice President and CFO, and approved certain amendments to the Change of Control and Severance Benefits Agreements by and between the Company and Charles AuBuchon, Vice President Sales, and David Harding, Vice President and Chief Technical Officer.  Set forth below is a summary of the material terms and provisions of the Amendments:

1.          Mr. Miller’s Employment Agreement, dated September 27, 2005, was amended as follows.  Under Section 2. of the agreement titled “Term of Agreement” amended to strike the language “continue until the third anniversary of the Effective Date” and replace it with “continue until June 30, 2009”.  The change in effect extends the term of Mr. Miller’s Employment Agreement from September 27, 2008, to June 30, 2009.

2.          Mr. Wetherell’s Employment Agreement, dated September 27, 2005, was amended as follows.  Under Section 2. of the agreement titled “Term of Agreement” amended to strike the language “continue until the third anniversary of the Effective Date” and replace it with “continue until June 30, 2009”.  The change in effect extends the term of Mr. Wetherell’s Employment Agreement from September 27, 2008, to June 30, 2009.

3.          Mr. AuBuchon’s Change of Control and Severance Agreement, dated October 31, 2005, was amended as follows.  Under Section 2. of the agreement titled “Term of Agreement” amended to strike the language “continue until the third anniversary of the Effective Date” and replace it with “continue until June 30, 2009”.  The change in effect extends the term of Mr. AuBuchon’s Change of Control and Severance Agreement from October 31, 2008, to June 30, 2009.

4.          Mr. Harding’s Change of Control and Severance Agreement, dated May 21, 2007, was amended as follows.  Under Section 2. of the agreement titled “Term of Agreement” amended to strike the language “continue until the second anniversary of the Effective Date” and replace it with “continue until June 30, 2009”.  The change in effect extends the term of Mr. AuBuchon’s Change of Control and Severance Agreement from May 21, 2009, to June 30, 2009.

All other terms and provisions of the original Agreements remain in effect.  The foregoing is a summary of the Amendments and is qualified in its entirety by reference to the Amendments which are attached as exhibits to this filing.

Item 9.01 Exhibits

(d) Exhibits

Exhibit #	Description
10.1
First Amendment to Employment Agreement dated September 27, 2008, by and between S. James Miller, Jr. and ImageWare Systems, Inc., to Employment Agreement dated September 27, 2005, by and between S. James Miller, Jr. and ImageWare Systems, Inc.

10.2
First Amendment to Employment Agreement dated September 27, 2008, by and between Wayne Wetherell and ImageWare Systems, Inc., to Employment Agreement dated September 27, 2005, by and between Wayne Wetherell and ImageWare Systems, Inc.

10.3
First Amendment to Change of Control and Severance Benefits Agreement dated September 27, 2008, by and between Charles AuBuchon and ImageWare Systems, Inc., to Change of Control and Severance Benefits Agreement dated October 31, 2005, by and beween Charles AuBuchon and ImageWare Systems, Inc.

10.4
First Amendment to Change of Control and Severance Benefits Agreement dated September 27, 2008, by and between David Harding and ImageWare Systems, Inc., to Change of Control and Severance Benefits Agreement dated May 21, 2007, by and beween David Harding and ImageWare Systems, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.,
a Delaware corporation

Date: October 2, 2008	By: /s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer

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